TBS INTERNATIONAL LIMITED & SUBSIDIARIES                                            EXHIBIT 3.1

FORM NO.7

BERMUDA
THE COMPANIES ACT 1981

MEMORANDUM OF INCREASE OF SHARE CAPITAL OF

TBS International Limited

(hereinafter referred:to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the 5 July 2005, in accordance with the: provisions of section 45(3) of the Companies Act 1981.

Minimum Share Capital of the Company                                                                                             $12,000

Authorised Share Capital of the Company                                                                                         $42,000

Increase of Share Capital as authorised by
unanimous written resolution of the Company
on the 23 June 2005     $1,018,000                                                                                     $1,018,000

Authorised Share Capital as Increased                                                                                            $1,060,000

/s/ Jeremiah E. Faries
Jeremiah E. Faries
Secretary
DATED: 5 JULY 2005

 Authorised Share Capital as Increased                                $1,060,000

/s/ Jeremiah E. Faries
Jeremiah E. Faries
Secretary